FOR IMMEDIATE RELEASE
CONTACT:	1775 Eye Street, NW, Suite 1000
Amy Hopkins	Washington, DC 20006
Vice President, Investor Relations	Tel 202-774-3253
E-Mail: ahopkins@washreit.com	Fax 301-984-9610
www.washreit.com

July 28, 2020

WASHREIT ANNOUNCES SECOND QUARTER 2020 RESULTS
Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE), a leading owner and operator of multifamily and commercial properties in the Washington, DC area, reported financial and operating results today for the quarter ended June 30, 2020:

Financial Results

•Net loss attributable to controlling interests was $5.4 million, or $0.07 per diluted share, primarily due to a loss recognized on the sale of an office asset during the quarter
•NAREIT FFO(1) was $31.7 million, or $0.38 per diluted share
•Core FFO(1) was $0.39 per diluted share

Operational Highlights

•Net Operating Income (NOI)(2) was $46.0 million
•Same-store(3) NOI declined 4.5% and cash NOI declined 3.5% compared to the second quarter of 2019. The decline was primarily driven by lower parking income, lease termination fees and expense reimbursements, and higher bad debt expenses from our retail assets
•Same-store multifamily NOI increased 0.7% compared to the second quarter of 2019 and same-store multifamily cash NOI increased 0.8%
•Total multifamily blended lease rate growth was 0.4%(4)

Financing Activity

•Prepaid $250 million 4.95% Senior Notes at par that were scheduled to mature in October 2020 on April 2, 2020
•Entered into a one-year $150 million unsecured term loan facility, maturing in May 2021 with a one-year extension option. The term loan bears interest at LIBOR plus 150 basis points with a LIBOR floor of 50 basis points. Proceeds were used to repay borrowings under our revolving line of credit.

Liquidity Position

•Available liquidity of approximately $530 million as of June 30 consisting of the remaining capacity under the Company's $700 million revolving credit facility and cash on hand
•The Company has no secured debt and believes that it has the ability to access the capital markets as well as agency debt secured by multifamily assets

Washington Real Estate Investment Trust

Cash Collections

Multifamily

•Collected over 99% of cash rent and 99% of contractual rent due during the second quarter
•Agreed to provide $0.1 million of rent relief through payment deferral programs as of July 22

Commercial

•Collected 97% of cash rent and 99% of contractual rent due from office tenants during the second quarter
•Agreed to defer $1.2 million of rent due from office tenants through payment deferral programs as of July 22
•Collected 72% of cash rent and 90% of contractual rent due from retail tenants during the second quarter
•Agreed to defer $1.0 million of rent due from retail tenants through payment deferral programs as of July 22

“We delivered solid second quarter performance driven by strong cash collections despite the challenges presented by the ongoing economic disruption due to COVID-19," said Paul T. McDermott, President and CEO of WashREIT. "As our local economy gradually reopens, our focus continues to center around the health and safety of our residents, tenants and employees. We have taken a thoughtful approach to re-entry planning, and I am proud of the dedication shown by the WashREIT team to ensure that our efforts and protocols align with the needs of our tenants. Looking forward, we are confident in our ability to effectively manage through this period of uncertainty and absorb the near-term impact, while preserving our embedded growth and protecting long-term value. Our strong multifamily performance underscores the value of our research-driven capital allocation strategy, which has led us to invest in well-located residential units that will be in the path of growth once the economy resumes."

Second Quarter Operating Results
The Company's overall portfolio NOI from continuing operations was $46.0 million for the quarter ended June 30, 2020 compared to $48.7 million in the corresponding prior year period. The decrease was primarily driven by the impact of our net asset sales during 2019 and thus far in 2020, each of which was a result of our 2019 Strategic Capital Allocation Plan.
Same store portfolio by sector:
▪Multifamily Same-Store NOI - Same-store NOI and cash NOI increased by 0.7% compared to the corresponding prior year period driven by rental rate growth, offset in part, by lower move-in and other fee income related to COVID-19. The Company achieved 0.4% percent of blended year-over-year lease rate growth comprised of 2% of blended lease rate growth for our non-same-store portfolio and a decline in lease rates of 0.4% on a blended basis for our same-store portfolio. At quarter end, the same-store multifamily portfolio was 93.8% occupied(7) and the total operating portfolio was 94.3% occupied.

▪Office Same-Store NOI - Same-store NOI decreased by 4.8% and cash NOI decreased by 3.7% compared to the corresponding prior year period, primarily due to lower parking income and lease termination fees, as well as, lower expense reimbursements. Same-store average occupancy(6) declined 330 basis points year-over-year and 80 basis points sequentially, primarily due to expected lease expirations. The same-store office portfolio was 86.8% occupied and 89.1% leased at quarter end.

▪Other Same-Store NOI - Same-store NOI decreased by 24.6% and cash NOI decreased by 22.1% compared to the prior year period driven, in part, by approximately $0.6 million of credit losses related to COVID-19. The same-store other portfolio was 84.0% occupied and 87.0% leased at quarter end.

Washington Real Estate Investment Trust

Leasing Activity

During the second quarter, WashREIT signed commercial leases totaling 35,000 square feet, including 20,000 square feet of new leases and 15,000 square feet of renewal leases, as follows (all dollar amounts are on a per square foot basis).

	Square Feet	Weighted Average Term (in years)	Weighted Average Free Rent Period (in months)	Weighted Average Rental Rates	Weighted Average Rental Rate % Increase	Tenant Improvements	Leasing Commissions
New:
Office	20,000	8.3	7.3	$54.89	0.8%	$84.22	$23.48

Renewal:
Office	15,000	1.7	4.5	$52.44	19.4%	$—	$2.72

2020 Outlook

Given the uncertainty surrounding the duration and extent of the pandemic and pace and durability of the recovery, it is difficult to predict, with a reasonable degree of accuracy, the impact on the Company's ability to collect rental revenue for the remainder of 2020.  As such, the Company is not reinstating 2020 Guidance at this time.

The Company expects NOI and interest expense, excluding future bad debt expenses, to be approximately $0.08 per share lower than assumed in the Core FFO Guidance for 2020 as of February 13, 2020. This estimate assumes a gradual phased recovery over the balance of the year and reflects the following impacts:

Core FFO attributable to the operating multifamily portfolio to be approximately $0.03 per share lower than assumed in the initial guidance (as of February 13, 2020) due to the following impacts related to COVID-19:

•Temporary decline in average occupancy to 94% during the second and third quarters of 2020. With the easing of stay-at-home orders and increased staffing in our leasing offices, touring and application volumes increased substantially from early April lows and are trending above prior year levels for our same-store portfolio. Occupancy is expected to gradually increase to 95% by year-end.
•Lower new and renewal lease rate growth, combined with lower move-in and other fee income partially offset by operating expense saving initiatives. The majority of the impact of operating expense savings related to lower turnover was recognized in the second quarter.

The Company initially expected strong same-store multifamily NOI growth during 2020 and now expects slightly positive same-store multifamily growth for the year.

Core FFO attributable to the Trove multifamily development is now assumed to be approximately $0.01 per share lower than the initial guidance due to slower lease-up activity as a result of COVID-19.

The NOI contribution of the commercial portfolio excluding future bad debt expenses is now expected to be approximately $0.08 per share lower than the initial guidance based on the following assumed impacts related to COVID-19:

•Expected decline in revenue generated from speculative leasing for 2020, partially offset, by the impact of higher revenue from lease renewals and extensions. The vast majority of this speculative leasing was expected to occur in high-quality space, where leasing momentum had been the strongest. We now expect this leasing to drive growth in 2021.
•Lower parking income than initially forecasted, offset in part, by lower net operating expenses (i.e. net of recoveries) due to a decline in office utilization
•Year-to-date bad debt expenses related to COVID-19 of approximately $0.8 million

Washington Real Estate Investment Trust

Excluding any future re-financings, interest expense is expected to be approximately $0.04 per share lower than the initial 2020 guidance.

These expectations are based on a number of factors, many of which are outside the Company’s control and all of which are subject to change. In particular, uncertainty regarding the scope, severity and duration of disruptions, such as quarantining and "shelter-in-place" orders, caused by the COVID-19 pandemic and any resulting economic impact, make it difficult to assess future impacts with any degree of certainty. The Company may provide updates to these expectations during the year as actual results vary from these expectations, but undertakes no obligation to do so.

Dividends

On July 6, 2020, WashREIT paid a quarterly dividend of $0.30 per share.

WashREIT announced today that its Board of Trustees has declared a quarterly dividend of $0.30 per share to be paid on October 5, 2020 to shareholders of record on September 21, 2020.

Conference Call Information

The Conference Call for Second Quarter 2020 Earnings is scheduled for Wednesday, July 29, 2020 at 9:00 A.M. Eastern Time. Conference Call access information is as follows:

USA Toll Free Number:   1-877-407-9205
International Toll Number:  1-201-689-8054

The instant replay of the Conference Call will be available until August 12, 2020 at 11:00 P.M. Eastern Time. Instant replay access information is as follows:

USA Toll Free Number:   1-877-481-4010
International Toll Number:  1-919-882-2331
Conference ID:    56871

The live on-demand webcast of the Conference Call will be available on the Investor section of WashREIT's website at www.washreit.com. Online playback of the webcast will be available following the Conference Call.

About WashREIT

WashREIT owns and operates uniquely positioned real estate assets in the Washington D.C. market. Backed by decades of experience, expertise and ambition, we create value by transforming insights into strategy and strategy into action. As of July 28, 2020, the Company's portfolio of 45 properties includes approximately 3.7 million square feet of commercial space and 6,861 multifamily apartment units. These 45 properties consist of 22 multifamily properties,15 office properties, and 8 retail centers. Our shares trade on the NYSE and our company currently has an enterprise value of approximately $3 billion. With a track record of driving returns and delivering satisfaction, we are a trusted authority in one of the nation's most competitive real estate markets.
Note: WashREIT's press releases and supplemental financial information are available on the Company website at www.washreit.com or by contacting Investor Relations at (202) 774-3200.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or

Washington Real Estate Investment Trust

achievements expressed or implied by such forward-looking statements. Currently, one of the most significant factors is the adverse effect of the COVID-19 virus and ensuing economic turmoil on the financial condition, results of operations, cash flows and performance of WashREIT, particularly the impact of our ability to collect rent on schedule or at all, our ability to lease or release our commercial spaces, and increased credit losses, on the performance of our tenants generally, and on the global economy and financial markets. The extent to which COVID-19 impacts WashREIT and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on April 27, 2020, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to the risks associated with the ownership of real estate in general and our real estate assets in particular; the economic health of the greater Washington metro region; the risk of failure to enter into/and or complete contemplated acquisitions and dispositions at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers and joint venture partners; the ability to control our operating expenses; the economic health of our tenants; the supply of competing properties; shifts away from brick and mortar stores to e-commerce; the availability and terms of financing and capital and the general volatility of securities markets; compliance with applicable laws, including those concerning the environment and access by persons with disabilities; terrorist attacks or actions and/or cyber-attacks; weather conditions, natural disasters and pandemics; ability to maintain key personnel; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2019 Form 10-K, as amended by Amendment No. 1 to the Annual Report on Form 10-K, filed on March 6, 2020, and subsequent Quarterly Reports on Form 10-Q. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts

(1) NAREIT Funds From Operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in its NAREIT FFO White Paper - 2018 Restatement as net income (computed in accordance with GAAP) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate, and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our NAREIT FFO may not be comparable to FFO reported by other REITs. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WashREIT's operating portfolio and affect the comparative measurement of WashREIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and related to executive retirements or resignations, (4) property impairments, casualty gains, and gains or losses on sale not already excluded from FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WashREIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("cash NOI") which is calculated as NOI less the impact of straight-lining of rent and amortization of market intangibles. We believe that NOI and cash NOI are useful performance measures because, when compared

Washington Real Estate Investment Trust

across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and cash NOI excludes certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each of NOI and cash NOI as a supplement to net income, calculated in accordance with GAAP. Neither represents net income or income from continuing operations, in either case calculated in accordance with GAAP. As such, NOI and cash NOI should not be considered alternatives to these measures as an indication of our operating performance.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store”, “non-same-store” or discontinued operations. Same-store properties include properties that were owned for the entirety of the year being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the year being compared. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the year being compared. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared.

(4) Lease rate growth is defined as the average percentage change in effective rent (net of concessions) for a new or renewed lease compared to the prior lease based on the move-in date. The blended rate represents the weighted average of new and renewal lease rate growth achieved.

(5) Consists of retail centers not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. Pursuant to our Strategic Capital Allocation Plan, and following completion of the above described dispositions of our retail assets, we no longer report “Retail” as a separate operating segment.

(6) Average Occupancy is based on monthly occupied net rentable square footage or monthly occupied multifamily units as a percentage of total net rentable square footage or total multifamily units, respectively.

(7) Ending Occupancy is calculated as occupied square footage or multifamily units as a percentage of total square footage of multifamily units, respectively, as of the last day of that period.

Washington Real Estate Investment Trust

Ending Occupancy (i) Levels by Same-Store Properties (ii) and All Properties
	Ending Occupancy
	Same-Store Properties		All Properties
	2nd QTR	2nd QTR	2nd QTR	2nd QTR
Segment	2020	2019	2020	2019
Multifamily	93.8%	95.2%	89.8%	95.3%
Office	86.8%	89.2%	86.8%	90.7%
Other (iii)	84.0%	88.7%	84.0%	91.5%

Overall Portfolio	90.0%	92.2%	89.4%	93.1%
(i) Ending occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period, except for the row labeled "Multifamily," on which ending occupancy is calculated as occupied units as a percentage of total available units as of the last day of that period. The occupied square footage for office and other properties includes short-term lease agreements.

(ii) Same-store properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We define development properties as those for which we have planned or are ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. We consider a property's development activities to be complete when the property is ready for its intended use. The property is categorized as same-store when it has been ready for its intended use for the entirety of the years being compared. We define redevelopment properties as those for which we have planned or are ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. For Q2 2020 and Q2 2019, same-store properties exclude:

Acquisitions:
Multifamily - Assembly Alexandria, Assembly Manassas, Assembly Dulles, Assembly Leesburg, Assembly Herndon, Assembly Germantown, Assembly Watkins Mill and Cascade at Landmark
Development:
        Multifamily - The Trove
Sold properties:
        Office - Quantico Corporate Center, 1776 G Street and John Marshall II
Discontinued Operations:
Retail - Wheaton Park, Bradlee Shopping Center, Shoppes at Foxchase, Gateway Overlook, Olney Village Center, Frederick County Square, Centre at Hagerstown and Frederick Crossing

(iii) Same-Store Other consists of retail properties not classified as discontinued operations: Takoma Park, Westminster, Concord Centre, Chevy Chase Metro Plaza, 800 S. Washington Street, Randolph Shopping Center, Montrose Shopping Center and Spring Valley Village. All Properties Other also includes discontinued operations.

(8) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a performance measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2020	2019	2020	2019
Revenue
Real estate rental revenue	$72,870	$76,820	$149,662	$148,254
Expenses
Real estate expenses	26,885	28,134	55,524	54,277
Depreciation and amortization	29,599	33,044	59,319	60,101
General and administrative expenses	5,296	5,535	11,633	13,342
Real estate impairment	—	—	—	8,374
	61,780	66,713	126,476	136,094
Loss on sale of real estate	(7,539)	(1,046)	(7,539)	(1,046)
Real estate operating income	3,551	9,061	15,647	11,114
Other expense:
Interest expense	(8,751)	(15,252)	(19,596)	(27,748)
(Loss) gain on extinguishment of debt	(206)	—	262	—
	(8,957)	(15,252)	(19,334)	(27,748)
Loss from continuing operations	(5,406)	(6,191)	(3,687)	(16,634)
Discontinued operations:
Income from operations of properties sold or held for sale	—	7,178	—	13,216
Net (loss) income	(5,406)	987	(3,687)	(3,418)
Less: Net income attributable to noncontrolling interests in subsidiaries	—	—	—	—
Net (loss) income attributable to the controlling interests	$(5,406)	$987	$(3,687)	$(3,418)

Loss from continuing operations	$(5,406)	$(6,191)	$(3,687)	$(16,634)
Depreciation and amortization	29,599	33,044	59,319	60,101
Loss on sale of depreciable real estate	7,539	1,046	7,539	1,046
Funds from continuing operations	$31,732	$27,899	$63,171	$52,887
Income from discontinued operations	—	7,178	—	13,216
Discontinued operations real estate depreciation and amortization	—	2,377	—	4,867
Funds from discontinued operations	—	9,555	—	18,083
NAREIT funds from operations (1)	$31,732	$37,454	$63,171	$70,970

Non-cash loss (gain) on extinguishment of debt	204	—	(1,177)	$—
Tenant improvements and incentives	(1,877)	(3,576)	(2,949)	(5,845)
External and internal leasing commissions capitalized	(797)	(1,925)	(1,326)	(2,428)
Recurring capital improvements	(824)	(1,049)	(1,812)	(1,367)
Straight-line rents, net	(655)	(966)	(1,318)	(1,790)
Non-cash fair value interest expense	—	(209)	(59)	(421)
Non-real estate depreciation & amortization of debt costs	910	1,320	1,852	2,321
Amortization of lease intangibles, net	544	573	1,001	1,151
Amortization and expensing of restricted share and unit compensation	1,644	1,701	3,422	4,527
Funds available for distribution	$30,881	$33,323	$60,805	$67,118

Washington Real Estate Investment Trust

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2020	2019	2020	2019
Loss from continuing operations	(Basic)	$(0.07)	$(0.08)	$(0.05)	$(0.21)
	(Diluted)	$(0.07)	$(0.08)	$(0.05)	$(0.21)
Net (loss) income attributable to the controlling interests	(Basic)	$(0.07)	$0.01	$(0.05)	$(0.05)
	(Diluted)	$(0.07)	$0.01	$(0.05)	$(0.05)
NAREIT FFO	(Basic)	$0.38	$0.47	$0.77	$0.88
	(Diluted)	$0.38	$0.47	$0.76	$0.88

Dividends paid		$0.30	$0.30	$0.60	$0.60

Weighted average shares outstanding - basic		82,153	79,934	82,120	79,908
Weighted average shares outstanding - diluted		82,153	79,934	82,120	79,908
Weighted average shares outstanding - diluted (for NAREIT FFO)		82,323	79,998	82,305	79,989

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30, 2020
	(unaudited)	December 31, 2019
Assets
Land	$574,025	$566,807
Income producing property	2,467,629	2,392,415
	3,041,654	2,959,222
Accumulated depreciation and amortization	(745,692)	(693,610)
Net income producing property	2,295,962	2,265,612
Properties under development or held for future development	89,166	124,193
Total real estate held for investment, net	2,385,128	2,389,805
Investment in real estate held for sale, net	—	57,028
Cash and cash equivalents	7,971	12,939
Restricted cash	630	1,812
Rents and other receivables	67,026	65,259
Prepaid expenses and other assets	81,967	95,149
Other assets related to properties held for sale	—	6,336
Total assets	$2,542,722	$2,628,328

Liabilities
Notes payable, net	$897,060	$996,722
Mortgage notes payable, net	—	47,074
Line of credit	181,000	56,000
Accounts payable and other liabilities	93,192	71,136
Dividend payable	24,760	24,668
Advance rents	7,375	9,353
Tenant security deposits	10,769	10,595
Other liabilities related to properties held for sale	—	718
Total liabilities	1,214,156	1,216,266

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued or outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 82,327 and 82,099 shares issued and outstanding, as of June 30, 2020 and December 31, 2019, respectively	823	821
Additional paid-in capital	1,598,620	1,592,487
Distributions in excess of net income	(236,673)	(183,405)
Accumulated other comprehensive (loss) income	(34,533)	1,823
Total shareholders' equity	1,328,237	1,411,726

Noncontrolling interests in subsidiaries	329	336
Total equity	1,328,566	1,412,062

Total liabilities and equity	$2,542,722	$2,628,328

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Three months ended June 30, 2020	Multifamily	Office	Corporate and other	Total
Same-store net operating income (3)	$15,367	$21,171	$2,660	$39,198
Add: Net operating income from non-same-store properties (3)	6,561	226	—	6,787
Total net operating income (2)	$21,928	$21,397	$2,660	$45,985
Deduct:
Interest expense				(8,751)
Depreciation and amortization				(29,599)
General and administrative expenses				(5,296)
Loss on extinguishment of debt				(206)
Loss on sale of real estate				(7,539)
Net loss				(5,406)
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net loss attributable to the controlling interests				$(5,406)

Three months ended June 30, 2019	Multifamily	Office	Corporate and other	Total
Same-store net operating income (3)	$15,255	$22,243	$3,529	$41,027
Add: Net operating income from non-same-store properties (3)	3,406	4,253	—	7,659
Total net operating income (2)	$18,661	$26,496	$3,529	$48,686
Deduct:
Interest expense				(15,252)
Depreciation and amortization				(33,044)
General and administrative expenses				(5,535)
Loss on sale of real estate				(1,046)
Loss from continuing operations				(6,191)
Discontinued operations:
Income from operations of properties sold or held for sale				7,178
Net income				987
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net income attributable to the controlling interests				$987

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented (in thousands):

Six months ended June 30, 2020	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(3)	$31,244	$42,418	$5,867	$79,529
Add: Net operating income from non-same-store properties(3)	13,277	1,332	—	14,609
Total net operating income(2)	$44,521	$43,750	$5,867	$94,138
Add/(deduct):
Interest expense				(19,596)
Depreciation and amortization				(59,319)
General and administrative expenses				(11,633)
Gain on extinguishment of debt				262
Loss on sale of real estate				(7,539)
Net loss				(3,687)
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net loss attributable to the controlling interests				$(3,687)

Six months ended June 30, 2019	Multifamily	Office	Corporate and Other	Total
Same-store net operating income(3)	$30,120	$44,999	$6,886	$82,005
Add: Net operating income from non-same-store properties(3)	3,406	8,566	—	11,972
Total net operating income(2)	$33,526	$53,565	$6,886	$93,977
Deduct:
Interest expense				(27,748)
Depreciation and amortization				(60,101)
General and administrative expenses				(13,342)
Real estate impairment				(8,374)
Loss on sale of real estate				(1,046)
Loss from continuing operations				(16,634)
Discontinued operations:
Income from operations of properties sold or held for sale				13,216
Net loss				(3,418)
Less: Net income attributable to noncontrolling interests in subsidiaries				—
Net loss attributable to the controlling interests				$(3,418)

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented (in thousands, except per share data):
		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
Net (loss) income		$(5,406)	$987	$(3,687)	$(3,418)
Add:
Real estate depreciation and amortization		29,599	33,044	59,319	60,101
Loss on sale of depreciable real estate		7,539	1,046	7,539	1,046
Real estate impairment		—	—	—	8,374
Discontinued operations:
Real estate depreciation and amortization		—	2,377	—	4,867
NAREIT funds from operations (1)		31,732	37,454	63,171	70,970
Add/(deduct):
Restructuring expenses		—	200	—	2,096
Loss (gain) on extinguishment of debt		206	—	(262)	—
Core funds from operations (1)		$31,938	$37,654	$62,909	$73,066

		Three Months Ended June 30,		Six Months Ended June 30,
Per share data:		2020	2019	2020	2019
NAREIT FFO	(Basic)	$0.38	$0.47	$0.77	$0.88
	(Diluted)	$0.38	$0.47	$0.76	$0.88
Core FFO	(Basic)	$0.39	$0.47	$0.76	$0.91
	(Diluted)	$0.39	$0.47	$0.76	$0.91

Weighted average shares outstanding - basic		82,153	79,934	82,120	79,908
Weighted average shares outstanding - diluted (for NAREIT and Core FFO)		82,323	79,998	82,305	79,989